Exhibit 99.1

Blackstone Reports Fourth Quarter and

Full Year 2024 Results

New York, January 30, 2025: Blackstone (NYSE:BX) today reported its fourth quarter and full year 2024 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported one of the best quarters in our history. Earnings growth accelerated sharply, while the key drivers of our business – inflows, investment activity and realizations – all reached their highest levels in two-and-a-half years. Blackstone’s distinctive ability to innovate and build market-leading businesses continues to power our growth. As we move forward in 2025, the firm is exhibiting significant momentum.”

Blackstone issued a full detailed presentation of its fourth quarter and full year 2024 results, which can be viewed at www.blackstone.com.

Dividend

Blackstone has declared a quarterly dividend of $1.44 per share to record holders of common stock at the close of business on February 10, 2025. This dividend will be paid on February 18, 2025.

Quarterly Investor Call Details

Blackstone will host its fourth quarter and full year 2024 investor conference via public webcast on January 30,

2025 at 9:00 a.m. ET. To register, please use the following link:

https://event.webcasts.com/starthere.jsp?ei=1703516&tp_key=a150fca554. For those unable to listen to the live

Blackstone 345 Park Avenue, New York, NY 10154 T 212 583 5000 www.blackstone.com broadcast, there will be a webcast replay on the Shareholders section of Blackstone’s website at

https://ir.blackstone.com/.

About Blackstone

Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies in which we invest. Our more than $1.1 trillion in assets under management include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets, secondaries and hedge funds. Further information is available at

www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as

“outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,”

“approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,”

“forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-

looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

2

This presentation does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Christine Anderson Blackstone Tel: +1 (212) 583-5182 christine.anderson@blackstone.com

3

Blackstone’s Fourth

Quarter and Full Year

2024 Earnings

JANUARY 30, 2025

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2024 GAAP RESULTS

▪	GAAP Net Income was $1.3 billion for the quarter and $5.4 billion for the year. GAAP Net Income Attributable to Blackstone Inc. was $704 million for the quarter and $2.8 billion for the year.

($ in thousands, except per share data) (unaudited)	4Q’23	4Q’24	FY’23	FY’24

Revenues

Management and Advisory Fees, Net	$1,648,132	$1,879,581	$6,671,260	$7,188,936

Incentive Fees	240,417	404,744	695,171	964,178

Performance Allocations	(362,474)	507,150	532,173	3,829,153

Principal Investments	(298,549)	36,989	(299,331)	712,849

Interest and Dividend Revenue	168,374	98,547	516,497	411,159

Other	(110,880)	155,554	(92,929)	123,693

Total Revenues	$1,285,020	$3,082,565	$8,022,841	$13,229,968

Expenses

Compensation and Benefits	543,078	1,039,203	3,312,970	4,994,053

General, Administrative and Other	289,691	339,086	1,117,305	1,361,909

Interest Expense	108,732	115,532	431,868	443,688

Fund Expenses	69	6,296	118,987	19,676

Total Expenses	$941,570	$1,500,117	$4,981,130	$6,819,326

Other Income (Loss)	$(188,370)	$(21,171)	$(83,997)	$48,838

Income Before Provision for Taxes	$155,080	$1,561,277	$2,957,714	$6,459,480

Provision for Taxes	45,957	232,451	513,461	1,021,671

Net Income	$109,123	$1,328,826	$2,444,253	$5,437,809

Redeemable NCI in Consolidated Entities	(163,929)	306	(245,518)	(61,289)

Non-Redeemable NCI in Consolidated Entities	121,252	624,647	1,298,891	2,722,590

Net Income Attributable to Blackstone Inc. (‘‘BX’’)	$151,800	$703,873	$1,390,880	$2,776,508

Net Income Per Share of Common Stock, Basic	$0.20	$0.92	$1.84	$3.62

Net Income Per Share of Common Stock, Diluted	$0.20	$0.92	$1.84	$3.62

Throughout this presentation, all current period amounts are preliminary and unaudited. Totals may not add due to rounding. See pages 36-38, Definitions and

Dividend Policy, for definitions of terms used throughout this presentation. NCI means non-controlling interests.

Blackstone | 1

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2024 HIGHLIGHTS

Financial Measures

▪   Fee Related Earnings (“FRE”) of $1.8 billion ($1.50/share) in the quarter

–  FRE was $5.3 billion for the year ($4.32/share)

▪   Distributable Earnings (“DE”) of $2.2 billion ($1.69/share) in the quarter

–  DE was $6.0 billion for the year ($4.64/share)

▪   Net Accrued Performance Revenues of $6.3 billion ($5.14/share)

Capital Metrics

▪   Total Assets Under Management (“AUM”) of $1,127.2 billion

–  Fee-Earning AUM of $830.7 billion

–  Perpetual Capital AUM of $444.8 billion

▪   Inflows of $57.5 billion in the quarter and $171.5 billion for the year

▪   Deployment of $41.6 billion in the quarter and $133.9 billion for the year

▪   Realizations of $25.9 billion in the quarter and $87.1 billion for the year

Capital Returned to Shareholders

▪   Dividend of $1.44 per common share payable on February 18, 2025

–  Dividends of $3.95 per common share for the year

▪   Repurchased 0.3 million common shares in the quarter and 4.0 million common shares for the year

▪   $1.9 billion to be distributed to shareholders with respect to the fourth quarter and $5.6 billion for the year through dividends and share repurchases

Blackstone | 2

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2024 SEGMENT EARNINGS

			% Change			% Change

($ in thousands, except per share data)	4Q’23	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Management and Advisory Fees, Net	$1,653,831	$1,859,291	12%	$6,663,244	$7,133,534	7%

Fee Related Performance Revenues	168,994	1,399,276	728%	858,527	2,135,945	149%

Fee Related Compensation	(470,408)	(1,077,477)	129%	(2,088,110)	(2,739,322)	31%

Other Operating Expenses	(310,874)	(345,169)	11%	(1,084,333)	(1,248,092)	15%

Fee Related Earnings	$1,041,543	$1,835,921	76%	$4,349,328	$5,282,065	21%

Realized Performance Revenues	693,213	865,080	25%	2,061,102	2,287,031	11%

Realized Performance Compensation	(287,628)	(289,595)	1%	(896,017)	(951,246)	6%

Realized Principal Investment Income	19,202	25,613	33%	110,932	92,526	(17)%

Net Realizations	424,787	601,098	42%	1,276,017	1,428,311	12%

Total Segment Distributable Earnings	$1,466,330	$2,437,019	66%	$5,625,345	$6,710,376	19%

Distributable Earnings	$1,388,180	$2,169,493	56%	$5,060,955	$5,966,742	18%

Additional Metrics:

Net Income Per Share of Common Stock, Basic	$0.20	$0.92	360%	$1.84	$3.62	97%

FRE per Share	$0.86	$1.50	74%	$3.58	$4.32	21%

DE per Common Share	$1.11	$1.69	52%	$3.95	$4.64	17%

Total Segment Revenues	$2,535,240	$4,149,260	64%	$9,693,805	$11,649,036	20%

Total Assets Under Management	$1,040,192,447	$1,127,179,996	8%	$1,040,192,447	$1,127,179,996	8%

Fee-Earning Assets Under Management	$762,607,902	$830,708,603	9%	$762,607,902	$830,708,603	9%

Fee Related Earnings per Share is based on end of period DE Shares Outstanding (see page 24, Share Summary). DE per Common Share is based on DE Attributable to Common Shareholders (see page 23, Shareholder Dividends) and end of period Participating Common Shares outstanding. Full year FRE per Share and DE per

Common Share amounts represent the sum of the last four quarters. See pages 32-33 for the Reconciliation of GAAP to Total Segment Measures.

Blackstone | 3

INVESTMENT PERFORMANCE AND NET ACCRUED PERFORMANCE REVENUES

▪	Net Accrued Performance Revenues declined quarter-over-quarter to $6.3 billion ($5.14/share) primarily due to realized distributions across strategies.

Investment Performance

(appreciation / gross returns)

	4Q’24	FY’24

Real Estate

Opportunistic	(5.1)%	(3.7)%

Core+	(0.8)%	0.1%

Private Equity

Corporate Private Equity	4.9%	16.6%

Tactical Opportunities	3.5%	10.1%

Secondaries	2.8%	7.8%

Infrastructure	4.8%	21.0%

Credit & Insurance

Private Credit	3.1%	15.7%

Liquid Credit	2.4%	9.5%

Multi-Asset Investing

Absolute Return Composite	3.7%	13.2%

Net Accrued Performance Revenues

($ in millions)

Investment Performance represents fund appreciation for Real Estate and Private Equity and gross returns for Credit & Insurance and Multi-Asset Investing.

Secondaries appreciation excludes GP Stakes. Private Credit net returns were 2.2% and 11.6% for 4Q’24 and FY’24, respectively. Liquid Credit net returns were

2.3% and 9.0% for 4Q’24 and FY’24, respectively. Absolute Return Composite net returns were 3.3% and 12.0% for 4Q’24 and FY’24, respectively. See notes on page 34 for additional details on investment performance.

Blackstone | 4

CAPITAL METRICS – ADDITIONAL DETAIL

▪	Inflows were $57.5 billion in the quarter, bringing full year inflows to $171.5 billion.

▪	Deployed $41.6 billion in the quarter and $133.9 billion for the year.

–	Committed an additional $20.5 billion that was not yet deployed in the quarter.

▪	Realizations were $25.9 billion in the quarter and $87.1 billion for the year.

	Inflows		Capital Deployed		Realizations

($ in millions)	4Q’24	FY’24	4Q’24	FY’24	4Q’24	FY’24

Real Estate	$8,094	$27,941	$7,015	$25,280	$5,457	$22,164

Opportunistic	1,491	5,030	4,676	13,799	1,026	3,836

Core+	2,962	11,555	686	3,705	2,254	10,152

Debt Strategies	3,642	11,356	1,653	7,777	2,177	8,177

Private Equity	11,617	41,285	12,133	42,191	10,566	28,931

Corporate Private Equity	5,909	19,529	3,845	19,514	6,376	15,565

Tactical Opportunities	1,117	4,820	1,079	5,998	963	3,605

Secondaries	1,774	6,693	4,328	11,380	2,587	7,939

Infrastructure	2,818	10,243	2,880	5,299	640	1,821

Credit & Insurance	34,181	91,200	21,633	63,783	8,698	33,319

Multi-Asset Investing	3,607	11,032	793	2,609	1,179	2,729

Total Blackstone	$57,500	$171,459	$41,574	$133,863	$25,900	$87,142

Corporate Private Equity also includes Life Sciences, Growth, BTAS, and BXPE. AUM and related capital metrics are reported in the segment where the assets are managed.	Blackstone | 5

ASSETS UNDER MANAGEMENT

▪	Total AUM increased to $1,127.2 billion, up 8% year-over-year, with $57.5 billion of inflows in the quarter and $171.5 billion for the year.

▪	Fee-Earning AUM of $830.7 billion was up 9% year-over-year, with $39.2 billion of inflows in the quarter and $155.4 billion for the year.

▪	Perpetual Capital AUM reached $444.8 billion, up 12% year-over-year.

–	Fee-Earning Perpetual Capital AUM increased to $380.1 billion, representing 46% of Fee-Earning AUM.

Multi-Asset Investing had zero and $247 million of Perpetual Capital AUM as of 4Q’23 and 4Q’24, respectively.	Blackstone | 6

ADDITIONAL CAPITAL DETAIL

▪	Invested Performance Eligible AUM reached $560.6 billion at quarter end.

▪	Undrawn capital (“Total Dry Powder”) available for investment of $168.6 billion.

Invested Performance Eligible AUM represents the fair value of invested assets that are eligible to earn performance revenues.	Blackstone | 7

Segment Highlights

Blackstone | 8

SEGMENT DISTRIBUTABLE EARNINGS COMPOSITION

▪	4Q’24 Total Segment Distributable Earnings were $2.4 billion.

▪	Full year Total Segment Distributable Earnings were $6.7 billion.

Segment Distributable Earnings ($ in millions)

Blackstone | 9

REAL ESTATE

▪	Total AUM: $315.4 billion with inflows of $8.1 billion in the quarter and $27.9 billion for the year.

–	Inflows in the quarter included $1.9 billion in the fifth real estate debt strategies fund, $1.0 billion in the seventh European opportunistic fund, $905 million of capital raised in BREIT, and $403 million in Blackstone
Americas Logistics within Core+.

▪	Capital Deployed: $7.0 billion in the quarter, including the acquisition of AirTrunk in BREP, and $25.3 billion for the year.

–	Committed an additional $2.7 billion in the quarter, including both the announced take private of Retail
Opportunity Investments in BREP, and the announced Tokyo Garden Terrace Kioicho acquisition in BREP, a major mixed-use complex in Tokyo.

▪	Realizations: $5.5 billion in the quarter and $22.2 billion for the year.

▪	Appreciation: Opportunistic funds declined (5.1)% in the quarter and (3.7)% for the year; Core+ funds declined (0.8)% in the quarter and appreciated 0.1% for the year.

			% Change			% Change

($ in thousands)	4Q’23	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Management Fees, Net	$698,500	$701,835	0%	$2,843,358	$2,875,277	1%

Fee Related Performance Revenues	14,352	433	(97)%	294,240	203,425	(31)%

Fee Related Compensation	(139,880)	(149,425)	7%	(675,880)	(674,965)	(0)%

Other Operating Expenses	(95,846)	(97,442)	2%	(325,050)	(380,321)	17%

Fee Related Earnings	$477,126	$455,401	(5)%	$2,136,668	$2,023,416	(5)%

Realized Performance Revenues	96,122	19,513	(80)%	244,358	200,974	(18)%

Realized Performance Compensation	(42,728)	(9,092)	(79)%	(123,299)	(101,011)	(18)%

Realized Principal Investment Income (Loss)	3,909	(1,145)	n/m	7,628	14,522	90%

Net Realizations	57,303	9,276	(84)%	128,687	114,485	(11)%

Segment Distributable Earnings	$534,429	$464,677	(13)%	$2,265,355	$2,137,901	(6)%

Segment Revenues	$812,883	$720,636	(11)%	$3,389,584	$3,294,198	(3)%

Total AUM	$336,940,096	$315,353,132	(6)%	$336,940,096	$315,353,132	(6)%

Fee-Earning AUM	$298,889,475	$278,914,938	(7)%	$298,889,475	$278,914,938	(7)%

Blackstone | 10

PRIVATE EQUITY

▪	Total AUM: Increased 12% to $352.2 billion with inflows of $11.6 billion in the quarter and $41.3 billion for the year.

–	Inflows in the quarter included $2.8 billion in Infrastructure, $1.9 billion in Life Sciences, $1.8 billion in
Secondaries, $1.1 billion in Tactical Opportunities, and $931 million for our energy transition fund.

–	$1.3 billion of capital raised in BXPE, including amounts allocated to other strategies.

–	On January 2, launched Blackstone Infrastructure Strategies (“BXINFRA”), a continuously offered infrastructure strategy which raised over $1.0 billion.

▪	Capital Deployed: $12.1 billion in the quarter, including AirTrunk, Adevinta, and Sediver, and $42.2 billion for the year; committed an additional $9.9 billion in the quarter, including Jersey Mike’s and Inhabit.

▪	Realizations: $10.6 billion in the quarter, including Alinamin, Cliff Swallow, and International Gemological Institute, and $28.9 billion for the year.

▪	Fee Related Performance Revenues: $1.2 billion in the quarter driven by the three-year crystallization in Infrastructure and the first significant crystallization in BXPE.

			% Change			% Change

($ in thousands)	4Q’23	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Management and Advisory Fees, Net	$500,303	$629,402	26%	$2,007,592	$2,198,280	9%

Fee Related Performance Revenues	-	1,170,857	n/m	-	1,185,428	n/m

Fee Related Compensation	(137,082)	(674,551)	392%	(619,678)	(1,164,237)	88%

Other Operating Expenses	(90,309)	(117,178)	30%	(329,221)	(391,309)	19%

Fee Related Earnings	$272,912	$1,008,530	270%	$1,058,693	$1,828,162	73%

Realized Performance Revenues	322,701	344,133	7%	1,343,865	1,392,447	4%

Realized Performance Compensation	(146,184)	(138,449)	(5)%	(584,154)	(633,491)	8%

Realized Principal Investment Income	7,662	15,174	98%	76,220	52,356	(31)%

Net Realizations	184,179	220,858	20%	835,931	811,312	(3)%

Segment Distributable Earnings	$457,091	$1,229,388	169%	$1,894,624	$2,639,474	39%

Segment Revenues	$830,666	$2,159,566	160%	$3,427,677	$4,828,511	41%

Total AUM	$314,391,397	$352,168,635	12%	$314,391,397	$352,168,635	12%

Fee-Earning AUM	$176,997,265	$212,182,896	20%	$176,997,265	$212,182,896	20%

BXPE represents the aggregate BXPE fund platform, which comprises both U.S. and non-U.S. vehicles.	Blackstone | 11

CREDIT & INSURANCE

▪	Total AUM: Increased 20% to $375.5 billion with inflows of $34.2 billion in the quarter and $91.2 billion for the year.

–	Inflows in the quarter included $14.5 billion for the global direct lending strategy, inclusive of $3.1 billion of equity raised for BCRED, and $9.9 billion for infrastructure and asset based credit strategies.

–	The fifth opportunistic private credit strategy had $1.2 billion of inflows in the quarter, bringing total investable capital to $4.2 billion.

–	Closed 5 new U.S. CLOs for $2.5 billion.

▪	Capital Deployed: $21.6 billion in the quarter and $63.8 billion for the year driven by U.S. direct lending as well as infrastructure and asset based credit strategies.

–	Committed an additional $7.2 billion that was not yet deployed in the quarter.

▪	Realizations: $8.7 billion in the quarter and $33.3 billion for the year.

▪	Returns: Private Credit gross return of 3.1% (2.2% net) and Liquid Credit gross return of 2.4% (2.3% net) in the quarter.

–	Private Credit gross return of 15.7% (11.6% net) and Liquid Credit gross return of 9.5% (9.0% net) for the year.

			% Change			% Change

($ in thousands)	4Q’23	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Management Fees, Net	$339,829	$403,743	19%	$1,338,041	$1,581,807	18%

Fee Related Performance Revenues	154,642	227,986	47%	564,287	747,092	32%

Fee Related Compensation	(156,819)	(222,962)	42%	(628,064)	(755,620)	20%

Other Operating Expenses	(94,538)	(100,674)	6%	(323,773)	(371,354)	15%

Fee Related Earnings	$243,114	$308,093	27%	$950,491	$1,201,925	26%

Realized Performance Revenues	135,746	163,799	21%	317,620	313,092	(1)%

Realized Performance Compensation	(60,694)	(70,266)	16%	(140,210)	(129,814)	(7)%

Realized Principal Investment Income	5,999	8,544	42%	21,752	39,855	83%

Net Realizations	81,051	102,077	26%	199,162	223,133	12%

Segment Distributable Earnings	$324,165	$410,170	27%	$1,149,653	$1,425,058	24%

Segment Revenues	$636,216	$804,072	26%	$2,241,700	$2,681,846	20%

Total AUM	$312,674,037	$375,507,818	20%	$312,674,037	$375,507,818	20%

Fee-Earning AUM	$218,188,936	$264,617,560	21%	$218,188,936	$264,617,560	21%

Blackstone | 12

MULTI-ASSET INVESTING

▪	Total AUM: Increased 10% to $84.2 billion with inflows of $3.6 billion in the quarter and $11.0 billion for the year.

▪	Returns: Absolute Return Composite gross return of 3.7% in the quarter (3.3% net), outperforming the HFRX Global Hedge Fund Index, which was 0.2%.

–	Absolute Return benefited from performance across strategies, including quantitative, macro, and equities during the quarter.

–	Gross returns of 13.2% for the year (12.0% net), with significantly less volatility than the broader markets, compared to 5.3% return for the HFRX Global Hedge Fund Index.

			% Change			% Change

($ in thousands)	4Q’23	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Management Fees, Net	$115,199	$124,311	8%	$474,253	$478,170	1%

Fee Related Compensation	(36,627)	(30,539)	(17)%	(164,488)	(144,500)	(12)%

Other Operating Expenses	(30,181)	(29,875)	(1)%	(106,289)	(105,108)	(1)%

Fee Related Earnings	$48,391	$63,897	32%	$203,476	$228,562	12%

Realized Performance Revenues	138,644	337,635	144%	155,259	380,518	145%

Realized Performance Compensation	(38,022)	(71,788)	89%	(48,354)	(86,930)	80%

Realized Principal Investment Income (Loss)	1,632	3,040	86%	5,332	(14,207)	n/m

Net Realizations	102,254	268,887	163%	112,237	279,381	149%

Segment Distributable Earnings	$150,645	$332,784	121%	$315,713	$507,943	61%

Segment Revenues	$255,475	$464,986	82%	$634,844	$844,481	33%

Total AUM	$76,186,917	$84,150,411	10%	$76,186,917	$84,150,411	10%

Fee-Earning AUM	$68,532,226	$74,993,209	9%	$68,532,226	$74,993,209	9%

Blackstone | 13

Supplemental Details

Blackstone | 14

TOTAL SEGMENTS

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Base Management Fees	$1,605,948	$1,644,730	$1,651,566	$1,710,941	$1,773,645	$6,465,847	$6,780,882

Transaction, Advisory and Other Fees, Net	52,836	66,938	132,536	82,506	117,708	235,892	399,688

Management Fee Offsets	(4,953)	(4,097)	(4,164)	(6,713)	(32,062)	(38,495)	(47,036)

Total Management and Advisory Fees, Net	1,653,831	1,707,571	1,779,938	1,786,734	1,859,291	6,663,244	7,133,534

Fee Related Performance Revenues	168,994	295,501	177,067	264,101	1,399,276	858,527	2,135,945

Fee Related Compensation	(470,408)	(554,077)	(552,913)	(554,855)	(1,077,477)	(2,088,110)	(2,739,322)

Other Operating Expenses	(310,874)	(288,978)	(293,122)	(320,823)	(345,169)	(1,084,333)	(1,248,092)

Fee Related Earnings	$1,041,543	$1,160,017	$1,110,970	$1,175,157	$1,835,921	$4,349,328	$5,282,065

Realized Performance Revenues	693,213	536,393	542,889	342,669	865,080	2,061,102	2,287,031

Realized Performance Compensation	(287,628)	(253,024)	(251,057)	(157,570)	(289,595)	(896,017)	(951,246)

Realized Principal Investment Income	19,202	9,938	16,572	40,403	25,613	110,932	92,526

Total Net Realizations	$424,787	$293,307	$308,404	$225,502	$601,098	$1,276,017	$1,428,311

Total Segment Distributable Earnings	$1,466,330	$1,453,324	$1,419,374	$1,400,659	$2,437,019	$5,625,345	$6,710,376

Distributable Earnings	$1,388,180	$1,266,378	$1,252,221	$1,278,650	$2,169,493	$5,060,955	$5,966,742

Additional Metrics:

Total Segment Revenues	$2,535,240	$2,549,403	$2,516,466	$2,433,907	$4,149,260	$9,693,805	$11,649,036

Total Assets Under Management	$1,040,192,447	$1,061,262,748	$1,076,371,811	$1,107,628,362	$1,127,179,996	$1,040,192,447	$1,127,179,996

Fee-Earning Assets Under Management	$762,607,902	$781,397,555	$808,656,801	$820,457,203	$830,708,603	$762,607,902	$830,708,603

Blackstone | 15

ASSETS UNDER MANAGEMENT – ROLLFORWARD

Total AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2024					Twelve Months Ended December 31, 2024

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total

Beginning Balance	$325,076	$344,710	$354,742	$83,101	$1,107,628	$336,940	$314,391	$312,674	$76,187	$1,040,192

Inflows	8,094	11,617	34,181	3,607	57,500	27,941	41,285	91,200	11,032	171,459

Outflows	(3,047)	(2,735)	(3,907)	(3,856)	(13,545)	(24,543)	(7,226)	(6,348)	(9,688)	(47,805)

Net Flows	5,047	8,882	30,274	(248)	43,955	3,398	34,059	84,853	1,344	123,654

Realizations	(5,457)	(10,566)	(8,698)	(1,179)	(25,900)	(22,164)	(28,931)	(33,319)	(2,729)	(87,142)

Market Activity	(9,312)	9,142	(810)	2,477	1,497	(2,820)	32,648	11,300	9,348	50,476

Ending Balance	$315,353	$352,169	$375,508	$84,150	$1,127,180	$315,353	$352,169	$375,508	$84,150	$1,127,180

% Change	(3)%	2%	6%	1%	2%	(6)%	12%	20%	10%	8%

Fee-Earning AUM Rollforward

($ in millions)

	Three Months Ended December 31, 2024					Twelve Months Ended December 31, 2024

	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total	Real Estate	Private Equity	Credit & Insurance	Multi-Asset Investing	Total

Beginning Balance	$285,488	$208,682	$251,567	$74,720	$820,457	$298,889	$176,997	$218,189	$68,532	$762,608

Inflows	6,565	7,086	22,872	2,685	39,208	28,674	46,270	71,530	8,958	155,432

Outflows	(1,691)	(1,729)	(3,150)	(3,615)	(10,184)	(23,207)	(7,998)	(6,392)	(8,769)	(46,365)

Net Flows	4,874	5,358	19,722	(930)	29,024	5,467	38,272	65,138	189	109,067

Realizations	(6,038)	(3,791)	(4,947)	(1,102)	(15,879)	(23,409)	(9,409)	(23,840)	(2,505)	(59,163)

Market Activity	(5,409)	1,935	(1,725)	2,305	(2,894)	(2,033)	6,322	5,131	8,777	18,197

Ending Balance	$278,915	$212,183	$264,618	$74,993	$830,709	$278,915	$212,183	$264,618	$74,993	$830,709

% Change	(2)%	2%	5%	0%	1%	(7)%	20%	21%	9%	9%

Inflows include contributions, capital raised, other increases in available capital (recallable capital and increased side-by-side commitments), purchases, inter-segment allocations and acquisitions. Outflows represent redemptions, client withdrawals and decreases in available capital (expired capital, expense drawdowns and decreased side-by-side commitments).

Realizations represent realization proceeds from the disposition or other monetization of assets, current income or capital returned to investors from CLOs. Market Activity includes realized and unrealized gains (losses) on portfolio investments and the impact of foreign exchange rate fluctuations. AUM is reported in the segment where the assets are managed.

Blackstone | 16

DECONSOLIDATED BALANCE SHEET HIGHLIGHTS

▪	At December 31, 2024, Blackstone had $9.7 billion in total cash, cash equivalents, corporate treasury, and other investments and $19.1 billion of cash and net investments, or $15.61 per share.

▪	Blackstone has a $4.3 billion credit revolver and maintains A+/A+ ratings.

–	On December 6, 2024, Blackstone issued $750 million of 10-year notes at a 5.00% coupon.

($in millions)	4Q’24

Cash and Cash Equivalents	$1,972

Corporate Treasury and Other Investments	7,743

GP/Fund Investments	3,064

Net Accrued Performance Revenues	6,281

Cash and Net Investments	$19,060

Outstanding Debt (at par)	11,361

Cash and Net Investments

(per share)

A+ / A+

rated by S&P and Fitch

$4.3B

credit revolver with

December 2028 maturity

$9.7B

total cash, corporate

treasury and other

Balance Sheet Highlights exclude the consolidated Blackstone Funds. Other Investments was $5.8 billion as of December 31, 2024, which was comprised of $5.3 billion of liquid investments and $495 million of illiquid investments. See notes on pages 31 and 34 for additional details on non-GAAP balance sheet measures.	Blackstone | 17

NET ACCRUED PERFORMANCE REVENUES – ADDITIONAL DETAIL

($ in millions, except per share data)

	4Q’23	3Q’24	4Q’24	4Q’24
				Per Share

Real Estate

BREP Global	$1,323	$1,313	$873	$0.71

BREP Europe	109	130	126	0.10

BREP Asia	92	97	98	0.08

BPP	129	32	42	0.03

BREDS	32	18	27	0.02

BTAS	2	18	19	0.02

Real Estate	$1,687	$1,608	$1,186	$0.97

Private Equity

BCP Global	1,562	1,708	1,733	1.42

BCP Asia	182	260	334	0.27

Energy/Energy Transition	306	533	568	0.47

Core Private Equity	234	244	247	0.20

Tactical Opportunities	229	181	201	0.16

Secondaries	731	951	1,072	0.88

Infrastructure	333	568	84	0.07

Life Sciences	82	145	197	0.16

BTAS/BXPE	185	240	229	0.19

Private Equity	$3,844	$4,829	$4,665	$3.82

Credit & Insurance	$286	$450	$401	$0.33

Multi-Asset Investing	$17	$105	$30	$0.02

Net Accrued Performance Revenues	$5,835	$6,992	$6,281	$5.14

4Q’24 QoQ Rollforward

($ in millions)

		Net	Net
		Performance	Realized
	3Q’24	Revenues	Distributions	4Q’24

Real Estate	$1,608	$(412)	$(10)	$1,186

Private Equity	4,829	727	(891)	4,665

Credit & Insurance	450	170	(220)	401

Multi-Asset Investing	105	191	(266)	30

Total	$6,992	$675	$(1,386)	$6,281

QoQ Change				(10)%

FY’24 Rollforward

($ in millions)

		Net	Net
		Performance	Realized
	4Q’23	Revenues	Distributions	4Q’24

Real Estate	$1,687	$(212)	$(289)	$1,186

Private Equity	3,844	2,273	(1,453)	4,665

Credit & Insurance	286	734	(619)	401

Multi-Asset Investing	17	306	(294)	30

Total	$5,835	$3,101	$(2,655)	$6,281

YoY Change				8%

Net Accrued Performance Revenues (“NAPR”) are presented net of performance compensation and excludes Performance Revenues realized but not yet distributed as of the reporting date and clawback amounts, if any, which are disclosed in the 10-K/Q. Real Estate and Private Equity include co-investments, as applicable. Per Share calculations are based on end of period DE Shares Outstanding (see page 24, Share Summary).	Blackstone | 18

INVESTMENT RECORDS AS OF DECEMBER 31, 2024(a)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total
Real Estate
Pre-BREP - BREP IV (Jan 1992 / Dec 2005)	$5,441,163	$-	$-	n/a	$12,219,526	2.0x	$12,219,526	2.0x	24%	24%
BREP V (Dec 2005 / Feb 2007)	5,539,418	-	6,711	n/a	13,463,448	2.3x	13,470,159	2.3x	11%	11%
BREP VI (Feb 2007 / Aug 2011)	11,060,122	-	5,033	n/a	27,761,681	2.5x	27,766,714	2.5x	13%	13%
BREP VII (Aug 2011 / Apr 2015)	13,505,657	1,016,699	1,515,050	0.5x	28,733,571	2.2x	30,248,621	1.9x	18%	14%
BREP VIII (Apr 2015 / Jun 2019)	16,626,351	1,673,758	10,625,834	1.3x	22,891,220	2.3x	33,517,054	1.8x	23%	13%
BREP IX (Jun 2019 / Aug 2022)	21,349,948	3,313,697	22,447,870	1.3x	9,136,965	2.2x	31,584,835	1.4x	54%	10%
*BREP X (Aug 2022 / Feb 2028)	30,644,637	20,405,498	11,567,610	1.1x	632,157	1.2x	12,199,767	1.1x	7%	8%
Total Global BREP	$104,167,296	$26,409,652	$46,168,108	1.2x	$114,838,568	2.3x	$161,006,676	1.8x	17%	15%
BREP Int’l I-II (Jan 2001 / Jun 2008) (e)	€2,453,920	€-	€-	n/a	€3,956,202	1.9x	€3,956,202	1.9x	12%	12%
BREP Europe III (Jun 2008 / Sep 2013)	3,205,420	400,061	96,634	0.5x	5,896,568	2.1x	5,993,202	2.0x	15%	13%
BREP Europe IV (Sep 2013 / Dec 2016)	6,676,577	1,124,309	1,016,101	0.8x	10,170,138	1.9x	11,186,239	1.7x	17%	12%
BREP Europe V (Dec 2016 / Oct 2019)	7,997,397	814,656	4,251,304	0.8x	6,762,819	3.8x	11,014,123	1.5x	41%	7%
BREP Europe VI (Oct 2019 / Sep 2023)	9,934,901	3,037,326	8,529,750	1.2x	3,449,052	2.6x	11,978,802	1.4x	73%	11%
*BREP Europe VII (Sep 2023 / Mar 2029)	8,681,767	6,566,084	2,440,509	1.2x	-	n/a	2,440,509	1.2x	n/a	n/m
Total BREP Europe	€38,949,982	€11,942,436	€16,334,298	1.0x	€30,234,779	2.3x	€46,569,077	1.6x	16%	11%
BREP Asia I (Jun 2013 / Dec 2017)	$4,262,075	$898,555	$1,551,149	1.7x	$7,250,832	1.9x	$8,801,981	1.9x	16%	12%
BREP Asia II (Dec 2017 / Mar 2022)	7,356,455	1,274,879	6,161,561	1.2x	2,221,602	1.8x	8,383,163	1.3x	24%	4%
*BREP Asia III (Mar 2022 / Sep 2027)	8,226,453	5,475,691	2,721,116	1.0x	7,244	1.6x	2,728,360	1.0x	n/a	(14)%
Total BREP Asia	$19,844,983	$7,649,125	$10,433,826	1.2x	$9,479,678	1.9x	$19,913,504	1.4x	16%	7%
BREP Co-Investment (f)	7,597,969	102,615	1,012,900	1.5x	15,268,392	2.2x	16,281,292	2.2x	16%	16%
Total BREP	$177,144,079	$46,965,122	$75,840,496	1.1x	$176,549,262	2.2x	$252,389,758	1.7x	17%	14%
*BREDS High-Yield (Various) (g)	27,086,612	9,974,424	5,319,868	1.1x	21,728,008	1.3x	27,047,876	1.3x	10%	9%
Private Equity
Corporate Private Equity
BCP I-III (Oct 1987 / Nov 2002)	$6,187,603	$-	$-	n/a	$14,239,072	2.4x	$14,239,072	2.4x	19%	19%
BCOM (Jun 2000 / Jun 2006)	2,137,330	24,575	195	n/a	2,995,106	1.4x	2,995,301	1.4x	6%	6%
BCP IV (Nov 2002 / Dec 2005)	6,773,182	195,824	374	n/a	21,720,334	2.9x	21,720,708	2.9x	36%	36%
BCP V (Dec 2005 / Jan 2011)	21,009,112	1,035,259	66,016	n/a	38,806,330	1.9x	38,872,346	1.9x	8%	8%
BCP VI (Jan 2011 / May 2016)	15,195,360	1,341,143	4,138,595	2.1x	28,966,019	2.3x	33,104,614	2.2x	14%	12%
BCP VII (May 2016 / Feb 2020)	18,870,216	1,462,359	17,565,769	1.6x	19,772,664	2.6x	37,338,433	2.0x	25%	13%
BCP VIII (Feb 2020 / Apr 2024)	25,909,120	8,773,377	24,105,211	1.4x	4,260,890	2.2x	28,366,101	1.5x	n/m	11%
*BCP IX (Apr 2024 / Apr 2029)	20,930,930	20,775,172	133,941	n/a	-	n/a	133,941	n/a	n/a	n/a
Energy I (Aug 2011 / Feb 2015)	2,441,558	174,492	543,965	1.7x	4,194,257	2.0x	4,738,222	2.0x	14%	11%
Energy II (Feb 2015 / Feb 2020)	4,920,591	867,138	4,549,724	2.2x	4,625,923	1.8x	9,175,647	2.0x	12%	9%
Energy III (Feb 2020 / Jun 2024)	4,356,820	1,739,292	5,001,338	2.0x	2,108,325	2.7x	7,109,663	2.2x	45%	28%
*Energy Transition IV (Jun 2024 / Jun 2029)	5,233,885	5,166,812	138,706	n/a	-	n/a	138,706	n/a	n/a	n/a
BCP Asia I (Dec 2017 / Sep 2021)	2,437,080	417,510	2,667,487	2.1x	2,847,272	3.2x	5,514,759	2.5x	46%	25%
*BCP Asia II (Sep 2021 / Sep 2027)	6,778,630	4,298,290	4,252,246	2.4x	352,291	4.0x	4,604,537	2.5x	n/m	51%
Core Private Equity I (Jan 2017 / Mar 2021) (h)	4,760,130	1,178,572	7,669,957	2.0x	2,918,512	5.2x	10,588,469	2.4x	59%	17%
*Core Private Equity II (Mar 2021 / Mar 2026) (h)	8,450,662	5,295,462	4,617,109	1.3x	502,247	n/a	5,119,356	1.5x	n/a	14%
Total Corporate Private Equity	$156,392,209	$52,745,277	$75,450,633	1.7x	$148,309,242	2.3x	$223,759,875	2.0x	16%	15%
Tactical Opportunities
*Tactical Opportunities (Various)	31,012,258	12,380,961	15,895,619	1.3x	25,163,336	1.8x	41,058,955	1.6x	15%	10%
*Tactical Opportunities Co-Investment and Other (Various)	12,561,612	2,132,801	5,978,820	1.3x	10,746,563	1.8x	16,725,383	1.5x	19%	16%
Total Tactical Opportunities	$43,573,870	$14,513,762	$21,874,439	1.3x	$35,909,899	1.8x	$57,784,338	1.5x	16%	12%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BREP – Blackstone Real Estate Partners, BREDS – Blackstone Real Estate Debt Strategies, BCP – Blackstone Capital Partners, BCOM – Blackstone Communications.

* Represents funds that are currently in their investment period.

Blackstone | 19

INVESTMENT RECORDS AS OF DECEMBER 31, 2024(a) – (CONT’D)

($/€ in thousands, except where noted) Fund (Investment Period Beginning Date / Ending Date)	Committed Capital	Available Capital (b)	Unrealized Investments		Realized Investments		Total Investments		Net IRRs (d)
			Value	MOIC (c)	Value	MOIC (c)	Value	MOIC (c)	Realized	Total

Private Equity (continued)

Growth

*BXG I (Jul 2020 / Jul 2025)	$5,008,477	$922,294	$3,801,964	1.0x	$526,827	2.6x	$4,328,791	1.1x	n/m	(2)%

BXG II (TBD)	4,204,439	4,204,439	-	n/a	-	n/a	-	n/a	n/a	n/a

Total Growth	$9,212,916	$5,126,733	$3,801,964	1.0x	$526,827	2.6x	$4,328,791	1.1x	n/m	(2)%

Strategic Partners (Secondaries)

Strategic Partners I-V (Various) (i)	11,035,527	9,759	7,741	n/a	16,782,783	n/a	16,790,524	1.7x	n/a	13%

Strategic Partners VI (Apr 2014 / Apr 2016) (i)	4,362,772	597,770	625,434	n/a	4,445,551	n/a	5,070,985	1.7x	n/a	13%

Strategic Partners VII (May 2016 / Mar 2019) (i)	7,489,970	1,659,369	2,937,628	n/a	7,765,917	n/a	10,703,545	1.9x	n/a	16%

Strategic Partners Real Assets II (May 2017 / Jun 2020) (i)	1,749,807	523,693	1,312,353	n/a	1,173,420	n/a	2,485,773	1.8x	n/a	15%

Strategic Partners VIII (Mar 2019 / Oct 2021) (i)	10,763,600	3,770,674	7,841,009	n/a	6,876,095	n/a	14,717,104	1.8x	n/a	23%

*Strategic Partners Real Estate, SMA and Other (Various) (i)	7,455,591	2,136,862	2,541,983	n/a	2,525,494	n/a	5,067,477	1.5x	n/a	12%

Strategic Partners Infrastructure III (Jun 2020 / Jun 2024) (i)	3,250,100	834,943	2,724,436	n/a	274,616	n/a	2,999,052	1.5x	n/a	20%

*Strategic Partners IX (Oct 2021 / Jan 2027) (i)	19,692,625	6,648,493	10,794,906	n/a	907,344	n/a	11,702,250	1.3x	n/a	18%

*Strategic Partners GP Solutions (Jun 2021 / Dec 2026) (i)	2,095,211	690,975	936,543	n/a	3,947	n/a	940,490	1.0x	n/a	(3)%

*Strategic Partners Infrastructure IV (Jul 2024 / Jun 2029) (i)	2,432,184	1,878,879	-	n/a	-	n/a	-	n/a	n/a	n/a

Total Strategic Partners (Secondaries)	$70,327,387	$18,751,417	$29,722,033	n/a	$40,755,167	n/a	$70,477,200	1.6x	n/a	14%

Life Sciences

Clarus IV (Jan 2018 / Jan 2020)	910,000	56,714	739,540	2.2x	566,712	1.4x	1,306,252	1.7x	6%	10%

*BXLS V (Jan 2020 / Jan 2025)	5,039,842	2,358,846	4,435,679	2.0x	491,187	1.3x	4,926,866	1.8x	n/m	19%

Credit

Mezzanine / Opportunistic I (Jul 2007 / Oct 2011)	$2,000,000	$97,114	$-	n/a	$4,809,113	1.6x	$4,809,113	1.6x	n/a	17%

Mezzanine / Opportunistic II (Nov 2011 / Nov 2016)	4,120,000	993,260	71,353	0.2x	6,678,087	1.4x	6,749,440	1.4x	n/a	9%

Mezzanine / Opportunistic III (Sep 2016 / Jan 2021)	6,639,133	1,105,632	2,078,013	1.2x	8,543,763	1.6x	10,621,776	1.5x	n/a	12%

*Mezzanine / Opportunistic IV (Jan 2021 / Jan 2026)	5,016,771	1,527,819	4,400,942	1.2x	1,778,323	1.6x	6,179,265	1.3x	n/a	14%

Mezzanine / Opportunistic V (TBD)	3,225,846	3,225,846	-	n/a	-	n/a	-	n/a	n/a	n/a

Stressed / Distressed I (Sep 2009 / May 2013)	3,253,143	-	-	n/a	5,777,098	1.3x	5,777,098	1.3x	n/a	9%

Stressed / Distressed II (Jun 2013 / Jun 2018)	5,125,000	547,430	115,300	0.2x	5,471,571	1.2x	5,586,871	1.1x	n/a	1%

Stressed / Distressed III (Dec 2017 / Dec 2022)	7,356,380	1,023,698	2,033,182	1.0x	4,850,806	1.5x	6,883,988	1.3x	n/a	10%

Energy I (Nov 2015 / Nov 2018)	2,856,867	1,154,819	246,914	0.8x	3,335,250	1.6x	3,582,164	1.5x	n/a	10%

Energy II (Feb 2019 / Jun 2023)	3,616,081	1,475,543	1,023,478	1.1x	2,766,095	1.4x	3,789,573	1.3x	n/a	16%

*Green Energy III (May 2023 / May 2028)	6,477,000	3,627,742	3,010,359	1.0x	202,453	n/a	3,212,812	1.1x	n/a	15%

European Senior Debt I (Feb 2015 / Feb 2019)	€1,964,689	€147,189	€175,127	0.4x	€2,981,872	1.3x	€3,156,999	1.1x	n/a	1%

European Senior Debt II (Jun 2019 / Jun 2023) (j)	€4,088,344	€842,963	€3,902,298	0.9x	€3,017,599	2.6x	€6,919,897	1.3x	n/a	10%

Total Credit Drawdown Funds (k)	$56,591,880	$15,804,206	$17,201,715	0.9x	$51,068,185	1.5x	$68,269,900	1.3x	n/a	10%

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes on pages 21-22. BXG – Blackstone Growth, BXLS – Blackstone Life Sciences.

* Represents funds that are currently in their investment period.

Blackstone | 20

INVESTMENT RECORDS AS OF DECEMBER 31, 2024(a) – (CONT’D)

Selected Perpetual Capital Strategies(l)

($ in thousands, except where noted)	Investment	Total	Total Net

Strategy (Inception Year)	Strategy	AUM	Return (m)

Real Estate

BPP - Blackstone Property Partners Platform (2013) (n)	Core+ Real Estate	$61,401,469	5%

BREIT - Blackstone Real Estate Income Trust (2017) (o)	Core+ Real Estate	53,966,819	9%

BREIT - Class I (p)	Core+ Real Estate		9%

BXMT - Blackstone Mortgage Trust (2013) (q)	Real Estate Debt	5,814,824	6%

Private Equity

BSCH - Blackstone Strategic Capital Holdings (2014) (r)	Secondaries - GP Stakes	10,999,962	13%

BIP - Blackstone Infrastructure Partners (2019) (s)	Infrastructure	43,370,836	17%

BXPE - Blackstone Private Equity Strategies Fund Program (2024) (t)	Private Equity	7,329,314	13%

BXPE - Class I (u)	Private Equity		14%

Credit

BXSL - Blackstone Secured Lending Fund (2018) (v)	U.S. Direct Lending	13,277,747	11%

BCRED - Blackstone Private Credit Fund (2021) (w)	U.S. Direct Lending	75,799,683	10%

BCRED - Class I (x)	U.S. Direct Lending		10%

 Investment Records as of December 31, 2024 - Notes

(a)	Excludes investment vehicles where Blackstone does not earn fees.

(b)

Available Capital represents total investable capital commitments, including side-by-side, adjusted for certain expenses and expired or recallable capital and may include leverage, less invested capital. This amount is not reduced by outstanding commitments to investments.

(c)	Multiple of Invested Capital (“MOIC”) represents carrying value, before management fees, expenses and Performance Revenues, divided by invested capital.

(d)

Unless otherwise indicated, Net Internal Rate of Return (“IRR”) represents the annualized inception to December 31, 2024 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of limited partner cash flows. Initial inception date of cash flows may differ from the Investment Period Beginning Date.

(e)

The 12% Realized Net IRR and 12% Total Net IRR exclude investors that opted out of the Hilton investment opportunity. Overall BREP International I-II performance reflects a 10% Realized Net IRR and a 10% Total Net IRR.

(f)

BREP Co-Investment represents co-investment capital raised for various BREP investments. The Net IRR reflected is calculated by aggregating each co-investment’s realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues.

(g)	BREDS High-Yield represents the flagship real estate debt drawdown funds only.

(h)	Blackstone Core Equity Partners is a core private equity strategy which invests with a more modest risk profile and longer hold period than traditional private equity.

(i)

Strategic Partners’ Unrealized Investment Value, Realized Investment Value, Total Investment Value, Total MOIC and Total Net IRRs are reported on a three-month lag and therefore do not include the impact of economic and market activities in the current quarter. Realizations are treated as returns of capital until fully recovered and therefore Unrealized and Realized MOICs and Realized Net IRRs are not applicable. Committed Capital and Available Capital are presented as of the current quarter.

(j)	European Senior Debt II Levered has a net return of 15%, European Senior Debt II Unlevered has a net return of 8%.

(k)	Funds presented represent the flagship credit drawdown funds only. The Total Credit Net IRR is the combined IRR of the credit drawdown funds presented.

(l)

Represents the performance for select Perpetual Capital Strategies; strategies excluded consist primarily of (1) investment strategies that have been investing for less than one year, (2) perpetual capital assets managed for certain insurance clients, and (3) investment vehicles where Blackstone does not earn fees.

The returns presented herein represent those of the applicable Blackstone Funds and not those of Blackstone Inc. n/m represents “not meaningful” generally due to the limited time since initial investment. n/a represents “not applicable”. Notes continue on page 22.

Blackstone | 21

INVESTMENT RECORDS AS OF DECEMBER 31, 2024(a) – (CONT’D)

(m)

Unless otherwise indicated, Total Net Return represents the annualized inception to December 31, 2024 IRR on total invested capital based on realized proceeds and unrealized value, as applicable, after management fees, expenses and Performance Revenues. IRRs are calculated using actual timing of investor cash flows. Initial inception date of cash flows occurred during the Inception Year.

(n)

BPP represents the aggregate Total AUM and Total Net Return of the BPP Platform, which comprises over 30 funds, co-investment and separately managed account vehicles. It includes certain vehicles managed as part of the BPP Platform but not classified as Perpetual Capital. As of December 31, 2024, these vehicles represented
$2.8 billion of Total AUM.

(o)

The BREIT Total Net Return reflects a per share blended return, assuming BREIT had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 1, 2017.

(p)

Represents the Total Net Return for BREIT’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BREIT. Class I Total Net Return is presented on an annualized basis and is from January 1, 2017.

(q)	The BXMT Total Net Return reflects annualized market return of a shareholder invested in BXMT since inception, May 22, 2013, assuming reinvestment of all dividends received during the period.

(r)

BSCH represents the aggregate Total AUM and Total Net Return of BSCH I and BSCH II funds that invest as part of the Secondaries - GP Stakes strategy, which targets minority investments in the general partners of private equity and other private-market alternative asset management firms globally. Including co-investment vehicles that do not pay fees, BSCH Total AUM is $12.3 billion.

(s)

BIP represents the aggregate Total AUM and Total Net Return of infrastructure-focused funds for institutional investors with a primary focus on the U.S. and Europe.
Including co-investment vehicles, BIP Total AUM is $54.8 billion.

(t)

The BXPE Total Net Return reflects a per share blended return, assuming the BXPE Fund Program had a single vehicle and a single share class, reinvestment of any dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BXPE. This return is not representative of the return experienced by any particular vehicle, investor or share class. Total Net Return is presented on an annualized basis and is from January 2, 2024. BXPE Total AUM reflects net asset value as of December 31, 2024. For purposes of segment AUM reporting, BXPE AUM is reported by the business managing the assets.

(u)

Represents the blended Total Net Return for BXPE Fund Program Class I shares, the Program’s largest share class across vehicles. Performance varies by vehicle and share class. Class I Total Net Return assumes reinvestment of any dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by the Class I shares. Class I Total Net Return is presented on an annualized basis and is from January 2, 2024.

(v)

The BXSL Total AUM and Total Net Return are presented as of September 30, 2024. BXSL Total Net Return reflects the change in NAV per share, plus distributions per share (assuming dividends and distributions are reinvested in accordance with BXSL’s dividend reinvestment plan) divided by the beginning NAV per share. Total Net
Returns are presented on an annualized basis and are from November 20, 2018.

(w)

The BCRED Total Net Return reflects a per share blended return, assuming BCRED had a single share class, reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. This return is not representative of the return experienced by any particular investor or share class. Total Net Return is presented on an annualized basis and is from January 7, 2021. Total AUM reflects gross asset value plus amounts borrowed or available to be borrowed under certain credit facilities. BCRED net asset value as of December 31, 2024 was $38.9 billion.

(x)

Represents the Total Net Return for BCRED’s Class I shares, its largest share class. Performance varies by share class. Class I Total Net Return assumes reinvestment of all dividends received during the period, and no upfront selling commission, net of all fees and expenses incurred by BCRED. Class I Total Net Return is presented on an annualized basis and is from January 7, 2021.

Blackstone | 22

SHAREHOLDER DIVIDENDS

▪	Generated $1.69 of Distributable Earnings per common share during the quarter, bringing the full year amount to $4.64 per common share.

▪	Blackstone declared a quarterly dividend of $1.44 per common share to record holders as of February 10, 2025; payable on February 18, 2025.

						% Change			% Change

($ in thousands, except per share data)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	vs. 4Q’23	FY’23	FY’24	vs. FY’23

Distributable Earnings	$1,388,180	$1,266,378	$1,252,221	$1,278,650	$2,169,493	56%	$5,060,955	$5,966,742	18%

Add: Other Payables Attributable to Common Shareholders	57,810	130,920	124,280	73,491	185,782	221%	438,080	514,473	17%

DE Before Certain Payables	1,445,990	1,397,298	1,376,501	1,352,141	2,355,275	63%	5,499,035	6,481,215	18%

Percent to Common Shareholders	62%	62%	63%	63%	63%		62%	63%

DE Before Certain Payables Attributable to Common Shareholders	900,980	871,887	864,033	849,966	1,482,636	65%	3,415,854	4,068,522	19%

Less: Other Payables Attributable to Common Shareholders	(57,810)	(130,920)	(124,280)	(73,491)	(185,782)	221%	(438,080)	(514,473)	17%

DE Attributable to Common Shareholders	843,170	740,967	739,753	776,475	1,296,854	54%	2,977,774	3,554,049	19%

DE per Common Share	$1.11	$0.98	$0.96	$1.01	$1.69	52%	$3.95	$4.64	17%

Less: Retained Capital per Common Share	$(0.17)	$(0.15)	$(0.14)	$(0.15)	$(0.25)	47%	$(0.60)	$(0.69)	15%

Actual Dividend per Common Share	$0.94	$0.83	$0.82	$0.86	$1.44	53%	$3.35	$3.95	18%

Record Date					Feb 10, 2025

Payable Date					Feb 18, 2025

A detailed description of Blackstone’s dividend policy and the definition of Distributable Earnings can be found on pages 36-38, Definitions and Dividend Policy. See additional notes on page 35.	Blackstone | 23

SHARE SUMMARY

▪	Distributable Earnings Shares Outstanding as of quarter end of 1,221 million shares.

–	Repurchased 0.3 million common shares in the quarter and 4.0 million common shares for the year.

–	Available authorization remaining was $1.8 billion at December 31, 2024.

	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24

Participating Common Shares	758,039,099	759,176,426	768,224,405	767,895,244	768,722,241

Participating Partnership Units	458,544,363	457,490,143	455,642,926	453,685,697	452,448,896

Distributable Earnings Shares Outstanding	1,216,583,462	1,216,666,569	1,223,867,331	1,221,580,941	1,221,171,137

Participating Common Shares and Participating Partnership Units include both issued and outstanding shares and unvested shares that participate in dividends.	Blackstone | 24

Reconciliations and

Disclosures

Blackstone | 25

BLACKSTONE’S FOURTH QUARTER AND FULL YEAR 2024 GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data) (unaudited)	4Q’23	4Q’24	FY’23	FY’24

Revenues

Management and Advisory Fees, Net	$1,648,132	$1,879,581	$6,671,260	$7,188,936

Incentive Fees	240,417	404,744	695,171	964,178

Investment Income (Loss)

Performance Allocations

Realized	621,173	1,858,833	2,223,841	3,457,746

Unrealized	(983,647)	(1,351,683)	(1,691,668)	371,407

Principal Investments

Realized	46,617	84,381	303,823	332,258

Unrealized	(345,166)	(47,392)	(603,154)	380,591

Total Investment Income (Loss)	(661,023)	544,139	232,842	4,542,002

Interest and Dividend Revenue	168,374	98,547	516,497	411,159

Other	(110,880)	155,554	(92,929)	123,693

Total Revenues	$1,285,020	$3,082,565	$8,022,841	$13,229,968

Expenses

Compensation and Benefits

Compensation	631,877	754,738	2,785,447	3,048,229

Incentive Fee Compensation	88,127	149,276	281,067	373,586

Performance Allocations Compensation

Realized	230,249	742,847	900,859	1,432,217

Unrealized	(407,175)	(607,658)	(654,403)	140,021

Total Compensation and Benefits	543,078	1,039,203	3,312,970	4,994,053

General, Administrative and Other	289,691	339,086	1,117,305	1,361,909

Interest Expense	108,732	115,532	431,868	443,688

Fund Expenses	69	6,296	118,987	19,676

Total Expenses	$941,570	$1,500,117	$4,981,130	$6,819,326

Other Income (Loss)

Change in Tax Receivable Agreement Liability	(29,083)	(41,246)	(27,196)	(41,246)

Net Gains (Losses) from Fund Investment Activities	(159,287)	20,075	(56,801)	90,084

Total Other Income (Loss)	$(188,370)	$(21,171)	$(83,997)	$48,838

Income Before Provision for Taxes	$155,080	$1,561,277	$2,957,714	$6,459,480

Provision for Taxes	45,957	232,451	513,461	1,021,671

Net Income	$109,123	$1,328,826	$2,444,253	$5,437,809

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(163,929)	306	(245,518)	(61,289)

Net Income Attributable to Non-Controlling Interests in Consolidated Entities	39,134	67,487	224,155	473,826

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	82,118	557,160	1,074,736	2,248,764

Net Income Attributable to Blackstone Inc. (“BX”)	$151,800	$703,873	$1,390,880	$2,776,508

Net Income Per Share of Common Stock, Basic	$0.20	$0.92	$1.84	$3.62

Net Income Per Share of Common Stock, Diluted	$0.20	$0.92	$1.84	$3.62

Blackstone | 26

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Net Income Attributable to Blackstone Inc.	$151,800	$847,386	$444,414	$780,835	$703,873	$1,390,880	$2,776,508

Net Income Attributable to Non-Controlling Interests in Blackstone Holdings	82,118	685,439	403,108	603,057	557,160	1,074,736	2,248,764

Net Income Attributable to Non-Controlling Interests in Consolidated Entities	39,134	102,827	100,583	202,929	67,487	224,155	473,826

Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	(163,929)	(39,669)	258	(22,184)	306	(245,518)	(61,289)

Net Income	$109,123	$1,595,983	$948,363	$1,564,637	$1,328,826	$2,444,253	$5,437,809

Provision for Taxes	45,957	283,671	260,246	245,303	232,451	513,461	1,021,671

Income Before Provision for Taxes	$155,080	$1,879,654	$1,208,609	$1,809,940	$1,561,277	$2,957,714	$6,459,480

Transaction-Related and Non-Recurring Items (a)	8,882	52,197	4,962	(394)	(393)	25,981	56,372

Amortization of Intangibles (b)	7,347	7,333	7,333	7,333	7,333	33,457	29,332

Impact of Consolidation (c)	124,795	(63,158)	(100,841)	(180,745)	(67,793)	21,363	(412,537)

Unrealized Performance Revenues (d)	983,642	(445,936)	(122,239)	(1,154,905)	1,351,673	1,691,788	(371,407)

Unrealized Performance Allocations Compensation (e)	(407,175)	180,900	101,680	465,099	(607,658)	(654,403)	140,021

Unrealized Principal Investment (Income) Loss (f)	359,663	(442,976)	38,125	90,254	42,729	593,301	(271,868)

Other Revenues (g)	110,933	(44,747)	(19,541)	96,329	(155,207)	93,083	(123,166)

Equity-Based Compensation (h)	185,969	317,779	295,396	262,798	283,149	959,474	1,159,122

Administrative Fee Adjustment (i)	2,422	2,477	2,465	3,219	3,429	9,707	11,590

Taxes and Related Payables (j)	(143,378)	(177,145)	(163,728)	(120,278)	(249,046)	(670,510)	(710,197)

Distributable Earnings	$1,388,180	$1,266,378	$1,252,221	$1,278,650	$2,169,493	$5,060,955	$5,966,742

Taxes and Related Payables (j)	143,378	177,145	163,728	120,278	249,046	670,510	710,197

Net Interest and Dividend (Income) Loss (k)	(65,228)	9,801	3,425	1,731	18,480	(106,120)	33,437

Total Segment Distributable Earnings	$1,466,330	$1,453,324	$1,419,374	$1,400,659	$2,437,019	$5,625,345	$6,710,376

Realized Performance Revenues (l)	(693,213)	(536,393)	(542,889)	(342,669)	(865,080)	(2,061,102)	(2,287,031)

Realized Performance Compensation (m)	287,628	253,024	251,057	157,570	289,595	896,017	951,246

Realized Principal Investment (Income) Loss (n)	(19,202)	(9,938)	(16,572)	(40,403)	(25,613)	(110,932)	(92,526)

Fee Related Earnings	$1,041,543	$1,160,017	$1,110,970	$1,175,157	$1,835,921	$4,349,328	$5,282,065

Adjusted EBITDA Reconciliation

Distributable Earnings	$1,388,180	$1,266,378	$1,252,221	$1,278,650	$2,169,493	$5,060,955	$5,966,742

Interest Expense (o)	108,168	107,640	108,424	111,326	117,027	429,521	444,417

Taxes and Related Payables (j)	143,378	177,145	163,728	120,278	249,046	670,510	710,197

Depreciation and Amortization (p)	25,251	26,053	25,336	24,685	22,682	94,124	98,756

Adjusted EBITDA	$1,664,977	$1,577,216	$1,549,709	$1,534,939	$2,558,248	$6,255,110	$7,220,112

Notes on pages 28-29.	Blackstone | 27

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES

Note:  See pages 36-38, Definitions and Dividend Policy.

(a)

This adjustment removes Transaction-Related and Non-Recurring Items, which are excluded from Blackstone’s segment presentation. Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of
Blackstone’s operational performance.

(b)	This adjustment removes the amortization of transaction-related intangibles, which are excluded from Blackstone’s segment presentation.
(c)

This adjustment reverses the effect of consolidating Blackstone Funds, which are excluded from Blackstone’s segment presentation. This adjustment includes the elimination of Blackstone’s interest in these funds and the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(d)

This adjustment removes Unrealized Performance Revenues on a segment basis. The Segment Adjustment represents the add back of performance revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

GAAP Unrealized Performance Allocations	$(983,647)	$445,943	$122,229	$1,154,918	$(1,351,683)	$(1,691,668)	$ 371,407

Segment Adjustment	5	(7)	10	(13)	10	(120)	-

Unrealized Performance Revenues	$(983,642)	$445,936	$122,239	$1,154,905	$(1,351,673)	$(1,691,788)	$ 371,407

(e)   This adjustment removes Unrealized Performance Allocations Compensation.

(f)  This adjustment removes Unrealized Principal Investment Income on a segment basis. The Segment Adjustment represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2)
the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

GAAP Unrealized Principal Investment Income (Loss)	$(345,166)	$461,623	$(31,776)	$(1,864)	$(47,392)	$(603,154)	$ 380,591

Segment Adjustment	(14,497)	(18,647)	(6,349)	(88,390)	4,663	9,853	(108,723)

Unrealized Principal Investment Income (Loss)	$(359,663)	$442,976	$(38,125)	$(90,254)	$(42,729)	$(593,301)	$ 271,868

(g) This adjustment removes Other Revenues on a segment basis. The Segment Adjustment represents the removal of certain Transaction-Related and Non- Recurring Items.

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

GAAP Other Revenue	$(110,880)	$44,820	$19,631	$(96,312)	$155,554	$(92,929)	$ 123,693

Segment Adjustment	(53)	(73)	(90)	(17)	(347)	(154)	(527)

Other Revenues	$(110,933)	$44,747	$19,541	$(96,329)	$155,207	$(93,083)	$ 123,166

(h)   This adjustment removes Equity-Based Compensation on a segment basis.

(i)  This adjustment adds an amount equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership
Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

Blackstone | 28

RECONCILIATION OF GAAP TO NON-GAAP MEASURES – NOTES (CONT’D)

(j)

Taxes represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision
(Benefit) for Taxes and adjusted to exclude the tax impact of any divestitures. For interim periods, taxes are calculated using the preferred annualized effective tax rate approach. Related Payables represent tax-related payables including the amount payable under the Tax Receivable Agreement. Please refer to page 36 for the full definition of Taxes and Related Payables.

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Taxes	$121,155	$155,873	$141,656	$95,483	$211,496	$580,925	$604,508

Related Payables	22,223	21,272	22,072	24,795	37,550	89,585	105,689

Taxes and Related Payables	$143,378	$177,145	$163,728	$120,278	$249,046	$670,510	$710,197

(k)   This adjustment removes Interest and Dividend Revenue less Interest Expense on a segment basis. The Segment Adjustment represents (1) the add back of
Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of interest expense associated with the Tax Receivable Agreement.

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

GAAP Interest and Dividend Revenue	$168,374	$97,839	$104,999	$109,774	$98,547	$516,497	$411,159

Segment Adjustment	5,022	-	-	(179)	-	19,144	(179)

Interest and Dividend Revenue	$173,396	$97,839	$104,999	$109,595	$98,547	$535,641	$410,980

GAAP Interest Expense	$108,732	$108,203	$108,616	$111,337	$115,532	$431,868	$443,688

Segment Adjustment	(564)	(563)	(192)	(11)	1,495	(2,347)	729

Interest Expense	$108,168	$107,640	$108,424	$111,326	$117,027	$429,521	$444,417

Net Interest and Dividend Income (Loss)	$65,228	$(9,801)	$(3,425)	$(1,731)	$(18,480)	$106,120	$(33,437)

(l)  This adjustment removes the total segment amount of Realized Performance Revenues.

(m)  This adjustment removes the total segment amount of Realized Performance Compensation.

(n)   This adjustment removes the total segment amount of Realized Principal Investment Income.

(o)   This adjustment adds back Interest Expense on a segment basis, excluding interest expense related to the Tax Receivable Agreement.

(p)   This adjustment adds back Depreciation and Amortization on a segment basis.

Reconciliation of GAAP Shares of Common Stock Outstanding to Distributable Earnings Shares Outstanding

	QTD

	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24

GAAP Shares of Common Stock Outstanding	719,358,114	722,263,433	722,540,712	730,699,964	731,925,965

Unvested Participating Common Shares	38,680,985	36,912,993	45,683,693	37,195,280	36,796,276

Total Participating Common Shares	758,039,099	759,176,426	768,224,405	767,895,244	768,722,241

Participating Partnership Units	458,544,363	457,490,143	455,642,926	453,685,697	452,448,896

Distributable Earnings Shares Outstanding	1,216,583,462	1,216,666,569	1,223,867,331	1,221,580,941	1,221,171,137

Disclosure of Weighted-Average Shares Common Stock Outstanding
	QTD					FY

	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Basic	758,151,673	759,798,537	769,187,351	768,230,595	768,689,957	755,204,556	766,487,450

Weighted-Average Shares of Unvested Deferred Restricted Common Stock	126,712	459,107	47,326	49,771	80,028	215,380	159,058

Total GAAP Weighted-Average Shares of Common Stock Outstanding - Diluted	758,278,385	760,257,644	769,234,677	768,280,366	768,769,985	755,419,936	766,646,508

Blackstone | 29

BLACKSTONE’S FOURTH QUARTER 2024 GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

($ in thousands) (unaudited)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24

Assets

Cash and Cash Equivalents	$2,955,866	$2,504,471	$2,381,436	$2,353,332	$1,972,140

Cash Held by Blackstone Funds and Other	316,197	167,711	219,393	180,545	204,052

Investments	26,146,622	25,922,290	26,426,289	28,322,715	29,800,566

Accounts Receivable	193,365	199,302	247,538	300,004	237,930

Due from Affiliates	4,466,521	4,695,224	4,868,069	5,163,883	5,409,315

Intangible Assets, Net	201,208	192,227	183,246	174,265	165,243

Goodwill	1,890,202	1,890,202	1,890,202	1,890,202	1,890,202

Other Assets	944,848	1,072,627	1,083,400	933,990	947,859

Right-of-Use Assets	841,307	805,454	995,524	978,699	838,620

Deferred Tax Assets	2,331,394	2,256,794	2,289,932	2,277,807	2,003,948

Total Assets	$40,287,530	$39,706,302	$40,585,029	$42,575,442	$43,469,875

Liabilities and Equity

Loans Payable	$11,304,059	$10,740,171	$10,688,193	$10,752,246	$11,320,956

Due to Affiliates	2,393,410	2,135,478	2,364,099	2,620,530	2,808,148

Accrued Compensation and Benefits	5,247,766	5,378,212	5,703,156	6,398,365	6,087,700

Operating Lease Liabilities	989,823	951,648	1,142,317	1,136,671	965,742

Accounts Payable, Accrued Expenses and Other Liabilities	2,277,258	2,023,359	2,012,969	2,202,689	2,792,314

Total Liabilities	22,212,316	21,228,868	21,910,734	23,110,501	23,974,860

Redeemable Non-Controlling Interests in Consolidated Entities	1,179,073	935,005	888,868	892,846	801,399

Equity

Common Stock, $0.00001 par value (731,925,965 shares issued and outstanding as of December 31, 2024)	7	7	7	7	7

Series I Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2024)	-	-	-	-	-

Series II Preferred Stock, $0.00001 par value (1 share issued and outstanding as of December 31, 2024)	-	-	-	-	-

Additional Paid-in-Capital	6,175,190	6,190,142	6,260,619	6,257,788	7,444,561

Retained Earnings	660,734	796,201	607,564	760,471	808,079

Accumulated Other Comprehensive Loss	(19,133)	(31,282)	(34,617)	(10,609)	(40,326)

Non-Controlling Interests in Consolidated Entities	5,177,255	5,381,678	5,682,606	6,015,967	6,154,943

Non-Controlling Interests in Blackstone Holdings	4,902,088	5,205,683	5,269,248	5,548,471	4,326,352

Total Equity	16,896,141	17,542,429	17,785,427	18,572,095	18,693,616

Total Liabilities and Equity	$40,287,530	$39,706,302	$40,585,029	$42,575,442	$43,469,875

See page 31, Reconciliation of GAAP to Non-GAAP Balance Sheet Measures.	Blackstone | 30

RECONCILIATION OF GAAP TO NON-GAAP BALANCE SHEET MEASURES

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24

Investments of Consolidated Blackstone Funds	$4,319,483	$3,458,911	$3,621,676	$3,873,027	$3,890,732

Equity Method Investments

Partnership Investments	5,924,275	6,100,640	6,107,429	6,295,704	6,546,728

Accrued Performance Allocations	10,775,355	11,163,116	11,132,801	12,411,485	12,397,366

Corporate Treasury Investments	803,870	197,976	176,330	147,642	1,147,328

Other Investments	4,323,639	5,001,647	5,388,053	5,594,857	5,818,412

Total GAAP Investments	26,146,622	25,922,290	26,426,289	28,322,715	29,800,566

Accrued Performance Allocations - GAAP	$10,775,355	$11,163,116	$11,132,801	$12,411,485	$12,397,366

Impact of Consolidation (a)	-	-	-	-	-

Due from Affiliates - GAAP (b)	313,838	249,968	235,767	253,490	489,086

Less: Net Realized Performance Revenues (c)	(552,249)	(448,811)	(146,832)	(141,896)	(1,050,026)

Less: Accrued Performance Compensation - GAAP (d)	(4,702,363)	(4,880,191)	(5,007,547)	(5,531,520)	(5,555,870)

Net Accrued Performance Revenues	$5,834,581	$6,084,082	$6,214,189	$6,991,559	$6,280,556

Corporate Treasury and Other Investments - GAAP	$5,127,509	$5,199,623	$5,564,383	$5,742,499	$6,965,740

Impact of Consolidation (a)	500,046	484,521	590,551	580,076	622,411

Other Assets (e)	127,167	228,702	218,728	250,996	159,011

Other Liabilities (f)	(299,368)	(6,651)	(6,874)	(6,584)	(4,024)

Corporate Treasury and Other Investments - Deconsolidated (g)	$5,455,354	$5,906,195	$6,366,788	$6,566,987	$7,743,138

Partnership Investments - GAAP	$5,924,275	$6,100,640	$6,107,429	$6,295,704	$6,546,728

Impact of Consolidation (h)	(3,223,580)	(3,308,117)	(3,401,589)	(3,482,920)	(3,482,497)

GP/Fund Investments - Deconsolidated	$2,700,695	$2,792,523	$2,705,840	$2,812,784	$3,064,231

Loans Payable - GAAP	$11,304,059	$10,740,171	$10,688,193	$10,752,246	$11,320,956

Impact of Consolidation (i)	(687,121)	(169,836)	(130,321)	(107,715)	(87,488)

Outstanding Debt - Carrying Value	10,616,938	10,570,335	10,557,872	10,644,531	11,233,468

Unamortized Discount	130,811	127,614	124,677	122,418	127,281

Outstanding Debt (at par) - Deconsolidated	$10,747,749	$10,697,949	$10,682,549	$10,766,949	$11,360,749

(a)	This adjustment adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.
(b)	Represents GAAP accrued performance revenue recorded within Due from Affiliates.
(c)	Represents Performance Revenues realized but not yet distributed as of the reporting date and are included in Distributable Earnings in the period they are realized.
(d)	Represents GAAP accrued performance compensation associated with Accrued Performance Allocations and is recorded within Accrued Compensation and Benefits and Due to Affiliates.
(e)	This adjustment adds other assets related to Treasury Operations that are recorded within Accounts Receivable, reverse repurchase agreements and Due from Affiliates.
(f)

This adjustment adds other liabilities related to Treasury Operations that are recorded within Accounts Payable, Accrued Expenses and Other Liabilities, Repurchase Agreements and securities sold short, not yet purchased.

(g)

Deconsolidated Other Investments was $5.8 billion as of December 31, 2024, which was comprised of $5.3 billion of liquid investments and $495 million of illiquid investments. The liquid portion of Other Investments relates to public equity securities and other investments held by Blackstone that can be easily converted to cash and may include securities and investments subject to lock-up periods.

(h)

This adjustment removes amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests and adds back investments in consolidated Blackstone Funds which have been eliminated in consolidation.

(i)	This adjustment removes amounts related to consolidated Blackstone Funds.

Blackstone | 31

RECONCILIATION OF GAAP TO TOTAL SEGMENTS

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Management and Advisory Fees, Net

GAAP	$1,648,132	$1,727,148	$1,787,313	$1,794,894	$1,879,581	$6,671,260	$7,188,936

Segment Adjustment (a)	5,699	(19,577)	(7,375)	(8,160)	(20,290)	(8,016)	(55,402)

Total Segment	$1,653,831	$1,707,571	$1,779,938	$1,786,734	$1,859,291	$6,663,244	$7,133,534

GAAP Realized Performance Revenues to Total Segment Fee Related Performance Revenues

GAAP

Incentive Fees	240,417	179,341	188,299	191,794	404,744	695,171	964,178

Investment Income - Realized Performance Allocations	621,173	652,517	531,641	414,755	1,858,833	2,223,841	3,457,746

GAAP	$861,590	$831,858	$719,940	$606,549	$2,263,577	$2,919,012	$4,421,924

Total Segment

Less: Realized Performance Revenues	(693,213)	(536,393)	(542,889)	(342,669)	(865,080)	(2,061,102)	(2,287,031)

Segment Adjustment (b)	617	36	16	221	779	617	1,052

Total Segment	$168,994	$295,501	$177,067	$264,101	$1,399,276	$858,527	$2,135,945

GAAP Compensation to Total Segment Fee Related Compensation

GAAP

Compensation	631,877	794,803	766,647	732,041	754,738	2,785,447	3,048,229

Incentive Fees Compensation	88,127	73,707	77,139	73,464	149,276	281,067	373,586

Realized Performance Allocations Compensation	230,249	258,894	260,736	169,740	742,847	900,859	1,432,217

GAAP	$950,253	$1,127,404	$1,104,522	$975,245	$1,646,861	$3,967,373	$4,854,032

Total Segment

Less: Realized Performance Compensation	(287,628)	(253,024)	(251,057)	(157,570)	(289,595)	(896,017)	(951,246)

Less: Equity-Based Compensation - Fee Related Compensation	(182,048)	(313,400)	(291,540)	(259,265)	(278,849)	(946,575)	(1,143,054)

Less: Equity-Based Compensation - Performance Compensation	(3,921)	(4,379)	(3,856)	(3,533)	(4,300)	(12,899)	(16,068)

Segment Adjustment (c)	(6,248)	(2,524)	(5,156)	(22)	3,360	(23,772)	(4,342)

Total Segment	$470,408	$554,077	$552,913	$554,855	$1,077,477	$2,088,110	$2,739,322

GAAP General, Administrative and Other to Total Segment Other Operating Expenses

GAAP	$289,691	$369,950	$311,928	$340,945	$339,086	$1,117,305	$1,361,909

Segment Adjustment (d)	21,183	(80,972)	(18,806)	(20,122)	6,083	(32,972)	(113,817)

Total Segment	$310,874	$288,978	$293,122	$320,823	$345,169	$1,084,333	$1,248,092

Realized Performance Revenues

GAAP

Incentive Fees	240,417	179,341	188,299	191,794	404,744	695,171	964,178

Investment Income - Realized Performance Allocations	621,173	652,517	531,641	414,755	1,858,833	2,223,841	3,457,746

GAAP	$861,590	$831,858	$719,940	$606,549	$2,263,577	$2,919,012	$4,421,924

Total Segment

Less: Fee Related Performance Revenues	(168,994)	(295,501)	(177,067)	(264,101)	(1,399,276)	(858,527)	(2,135,945)

Segment Adjustment (b)	617	36	16	221	779	617	1,052

Total Segment	$693,213	$536,393	$542,889	$342,669	$865,080	$2,061,102	$2,287,031

Blackstone | 32

RECONCILIATION OF GAAP TO TOTAL SEGMENTS – (CONT’D)

	QTD					FY

($ in thousands)	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	FY’23	FY’24

Realized Performance Compensation

GAAP

Incentive Fee Compensation	$88,127	$73,707	$77,139	$73,464	$149,276	$281,067	$373,586

Realized Performance Allocations Compensation	230,249	258,894	260,736	169,740	742,847	900,859	1,432,217

GAAP	$318,376	$332,601	$337,875	$243,204	$892,123	$1,181,926	$1,805,803

Total Segment

Less: Fee Related Performance Compensation (e)	(26,827)	(75,198)	(82,962)	(82,101)	(598,228)	(273,010)	(838,489)

Less: Equity-Based Compensation - Performance Compensation	(3,921)	(4,379)	(3,856)	(3,533)	(4,300)	(12,899)	(16,068)

Total Segment	$287,628	$253,024	$251,057	$157,570	$289,595	$896,017	$951,246

Realized Principal Investment Income (Loss)

GAAP	$46,617	$78,597	$74,045	$95,235	$84,381	$303,823	$332,258

Segment Adjustment (f)	(27,415)	(68,659)	(57,473)	(54,832)	(58,768)	(192,891)	(239,732)

Total Segment	$19,202	$9,938	$16,572	$40,403	$25,613	$110,932	$92,526

GAAP Interest and Dividend Revenue net of Interest Expense to Total Segment Net Interest and Dividend Income (Loss)

GAAP

Interest and Dividend Revenue	168,374	97,839	104,999	109,774	98,547	516,497	411,159

Interest Expense	(108,732)	(108,203)	(108,616)	(111,337)	(115,532)	(431,868)	(443,688)

GAAP	$59,642	$(10,364)	$(3,617)	$(1,563)	$(16,985)	$84,629	$(32,529)

Segment Adjustment (g)	5,586	563	192	(168)	(1,495)	21,491	(908)

Total Segment	$65,228	$(9,801)	$(3,425)	$(1,731)	$(18,480)	$106,120	$(33,437)

This analysis reconciles the components of Total Segment Distributable Earnings (page 3) to their equivalent GAAP measures, reported on the Consolidated
Statement of Operations (page 26). Segment basis presents revenues and expenses on a basis that deconsolidates the investment funds Blackstone manages and excludes the amortization of intangibles, the expense of equity-based awards and Transaction-Related and Non-Recurring Items.

(a)

Represents (1) the add back of net management fees earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts attributable to the reimbursement of certain expenses by the Blackstone Funds and certain NAV-based fee arrangements, which are presented on a gross basis under GAAP but as a reduction of Management and Advisory Fees, Net in the Total Segment measures.

(b)	Represents the add back of Performance Revenues earned from consolidated Blackstone Funds which have been eliminated in consolidation.
(c)	Represents the removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment measures.
(d)

Represents the (1) removal of Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment Measures, (2) removal of amounts attributable to certain expenses that are reimbursed by the Blackstone Funds and certain NAV-based fee arrangements, which are presented on a gross basis under GAAP but as a reduction of Management and Advisory Fees, Net in the Total Segment measures, and (3) a reduction equal to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings Partnership Units which is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other Operating Expenses in Blackstone’s segment presentation.

(e)	Fee related performance compensation may include equity based compensation based on fee related performance revenues.
(f)

Represents (1) the add back of Principal Investment Income, including general partner income, earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2) the removal of amounts associated with the ownership of Blackstone consolidated operating partnerships held by non-controlling interests.

(g)

Represents (1) the add back of Interest and Dividend Revenue earned from consolidated Blackstone Funds which have been eliminated in consolidation, and (2)
the removal of interest expense associated with the Tax Receivable Agreement.

Blackstone | 33

NOTES

 Notes to page 4 - Investment Performance and Net Accrued Performance Revenues

▪	The changes in carrying value, fund returns and composite returns presented throughout this presentation represent those of the applicable Blackstone Funds and not those of Blackstone.

▪	Core+ appreciation represents a weighted average of BREIT’s per share appreciation, BEPIF’s per share appreciation, and BPP’s appreciation for the period. The returns are weighted based on the average of BREIT’s monthly net asset values, BEPIF’s monthly net asset values, and the average of BPP’s quarterly adjusted beginning period market values for the period.

▪	Throughout this presentation, Secondaries reflects Strategic Partners and GP Stakes unless otherwise indicated. Results for the Secondaries business refer to the appreciation of the Strategic Partners funds and do not include results for GP Stakes. Strategic Partners results are reported on a three-month lag from fund financial statements, which generally report underlying investments on a same-quarter basis, if available. As a result, the appreciation presented herein does not include the impact of economic and market activity in the current quarter. Current market activity is expected to affect reported results in upcoming quarters.

▪	Private Credit returns include mezzanine lending funds and middle market direct lending funds (including BXSL and BCRED), stressed/distressed strategies (including stressed/distressed funds and credit alpha strategies) and energy strategies. Liquid Credit returns include CLOs, closed-ended funds, open-ended funds and separately managed accounts. Only fee-earning funds exceeding $100 million of fair value at the beginning of each respective quarter-end are included. Funds in liquidation, funds investing primarily in investment grade corporate credit and asset-based finance are excluded. Blackstone Funds that were contributed to Blackstone Credit as part of Blackstone’s acquisition of Blackstone Credit, formerly known as GSO, in March 2008 and the pre-acquisition date performance for funds and vehicles acquired by Blackstone Credit subsequent to March 2008, are also excluded.

▪	The Absolute Return Composite gross and net returns are based on the Multi-Asset Investing (“BXMA”) Absolute Return Composite, which includes only BXMA-managed commingled and customized multi-manager funds and accounts and does not include BXMA’s liquid solutions group, seeding, multi-strategy, and advisory (non-discretionary) platforms, except for investments by Absolute Return funds directly into those platforms. BXMA-managed funds in liquidation and, in the case of net returns, non fee-paying assets are also excluded. The funds/accounts that comprise the Absolute Return Composite are not managed within a single fund or account and are managed with different mandates. There is no guarantee that BXMA would have made the same mix of investments in a stand-alone fund/account. The Absolute Return Composite is not an investible product and, as such, the performance of the Absolute Return Composite does not represent the performance of an actual fund or account.

 Notes to page 17 – Deconsolidated Balance Sheet Highlights

▪	GP/Fund Investments include Blackstone investments in Real Estate, Private Equity, Credit & Insurance, and Multi-Asset Investing, which were $578 million, $1.4 billion, $976 million, and $112 million, respectively, as of December 31, 2024. Cash and Net Investments per share amounts are calculated using period end DE Shares Outstanding (see page 24, Share Summary).

Blackstone | 34

NOTES – (CONT’D)

 Notes to page 23 – Shareholder Dividends

▪	DE before Certain Payables represents Distributable Earnings before the deduction for the Payable Under Tax Receivable Agreement and tax expense (benefit) of wholly owned subsidiaries. Common shareholders receive tax benefits from deductions taken by Blackstone’s corporate tax paying subsidiaries and bear responsibility for the deduction from Distributable Earnings of the Payable Under Tax Receivable Agreement and certain other tax-related payables.

▪	Per Share calculations are based on end of period Participating Common Shares (page 24, Share Summary); actual dividends are paid to shareholders as of the applicable record date.

▪	Retained capital is withheld pro rata from common shareholders and Blackstone Holdings Partnership unitholders. Common shareholders’ share was $192 million for 4Q’24 and $529 million for FY’24.

Blackstone | 35

DEFINITIONS AND DIVIDEND POLICY

Blackstone discloses the following operating metrics and financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“non-GAAP”) in this presentation:

▪	Segment Distributable Earnings, or “Segment DE”, is Blackstone’s segment profitability measure used to make operating decisions and assess performance across Blackstone’s four segments. Segment DE represents the net realized earnings of Blackstone’s segments and is the sum of Fee Related Earnings and Net Realizations for each segment. Blackstone’s segments are presented on a basis that deconsolidates Blackstone Funds, eliminates non-controlling ownership interests in Blackstone’s consolidated operating partnerships, removes the amortization of intangible assets and removes Transaction-Related and Non-Recurring Items. Segment DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Realizations is presented on a segment basis and is the sum of Realized Principal Investment Income and Realized Performance
Revenues (which refers to Realized Performance Revenues excluding Fee Related Performance Revenues), less Realized Performance Compensation (which refers to Realized Performance Compensation excluding Fee Related Performance Compensation and Equity-Based Performance Compensation).

–	Segment Revenues represent Net Management and Advisory Fees, Fee Related Performance Revenues, Realized Performance Revenues and Realized Principal Investment Income.

▪	Distributable Earnings, or “DE”, is derived from Blackstone’s segment reported results. DE is used to assess performance and amounts available for dividends to Blackstone shareholders, including Blackstone personnel and others who are limited partners of the Blackstone Holdings Partnerships. DE is the sum of Segment DE plus Net Interest and Dividend Income (Loss) less Taxes and Related Payables. DE excludes unrealized activity and is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

–	Net Interest and Dividend Income (Loss) is presented on a segment basis and is equal to Interest and Dividend Revenue less Interest Expense, adjusted for the impact of consolidation of Blackstone Funds, and interest expense associated with the Tax Receivable Agreement.

–	Taxes and Related Payables represent the total GAAP tax provision adjusted to include only the current tax provision (benefit) calculated on Income (Loss) Before Provision (Benefit) for Taxes and including the Payable under the Tax Receivable Agreement. Further, the current tax provision utilized when calculating Taxes and Related Payables and DE reflects the benefit of deductions available to the company on certain expense items that are excluded from the underlying calculation of Segment DE and Total Segment Distributable Earnings, such as equity-based compensation charges and certain Transaction-Related and Non-Recurring Items where there is a current tax provision or benefit. The economic assumptions and methodologies that impact the implied income tax provision are the same as those methodologies and assumptions used in calculating the current income tax provision for Blackstone’s consolidated statements of operations under U.S. GAAP, excluding the impact of divestitures and accrued tax contingencies and refunds which are reflected when paid or received. Management believes that including the amount payable under the tax receivable agreement and utilizing the current income tax provision adjusted as described above when calculating DE is meaningful as it increases comparability between periods and more accurately reflects earnings that are available for distribution to shareholders.

▪	Fee Related Earnings, or “FRE”, is a performance measure used to assess Blackstone’s ability to generate profits from revenues that are measured and received on a recurring basis and not subject to future realization events. FRE equals management and advisory fees (net of management fee reductions and offsets) plus Fee Related Performance Revenues, less (a) Fee Related Compensation on a segment basis, and (b) Other Operating Expenses. FRE is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

Blackstone | 36

DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

–	Fee Related Compensation is presented on a segment basis and refers to the compensation expense, excluding Equity-Based Compensation, directly related to (a) Management and Advisory Fees, Net and (b) Fee Related Performance Revenues, referred to as Fee Related
Performance Compensation.

–	Fee Related Performance Revenues refers to the realized portion of Performance Revenues from Perpetual Capital that are (a) measured and received on a recurring basis, and (b) not dependent on realization events from the underlying investments.

–	Other Operating Expenses is presented on a segment basis and is equal to General, Administrative and Other Expenses, adjusted to
(a) remove the Transaction-Related and Non-Recurring Items that are not recorded in the Total Segment Measures, (b) remove certain expenses reimbursed by the Blackstone Funds which are netted against Management and Advisory Fees, Net in Blackstone’s segment presentation, and (c) give effect to an administrative fee collected on a quarterly basis from certain holders of Blackstone Holdings
Partnership Units. The administrative fee is accounted for as a capital contribution under GAAP, but is reflected as a reduction of Other
Operating Expenses in Blackstone’s segment presentation.

–	Perpetual Capital refers to the component of assets under management with an indefinite term, that is not in liquidation, and for which there is no requirement to return capital to investors through redemption requests in the ordinary course of business, except where funded by new capital inflows or where required redemption requests are limited in quantum. Includes co-investment capital with an investor right to convert into Perpetual Capital.

–	FRE Margin is calculated by dividing Fee Related Earnings by Fee Related Revenues (defined as the sum of Total Segment Management and Advisory Fees, Net and Fee Related Performance Revenues).

▪	Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization, or “Adjusted EBITDA”, is a supplemental measure used to assess performance derived from Blackstone’s segment results and may be used to assess its ability to service its borrowings. Adjusted EBITDA represents Distributable Earnings plus the addition of (a) Interest Expense on a segment basis, (b) Taxes and Related Payables, and
(c) Depreciation and Amortization. Adjusted EBITDA is derived from and reconciled to, but not equivalent to, its most directly comparable GAAP measure of Income (Loss) Before Provision (Benefit) for Taxes.

▪	Performance Revenues collectively refers to: (a) Incentive Fees, and (b) Performance Allocations.

▪	Performance Compensation collectively refers to: (a) Incentive Fee Compensation, and (b) Performance Allocations Compensation.

–	Performance Compensation reflects an increase in the aggregate Realized Performance Compensation paid to certain of our professionals above the amounts allocable to them based upon the percentage participation in the relevant performance plans previously awarded to them as a result of a compensation program that commenced in 2Q’21. For the full year 2024, Fee Related Compensation was decreased by the total amount of additional Performance Compensation awarded for the year resulting in no impact to Distributable Earnings for the full year. In 4Q’24 the increase to Realized Performance Compensation was less than the decrease to Fee Related Compensation, which favorably impacted Distributable Earnings for the quarter. These changes typically have an impact on individual quarters but do not impact
Income Before Provision (Benefit) for Taxes and Distributable Earnings for the full year.

▪	Transaction-Related and Non-Recurring Items arise from corporate actions including acquisitions, divestitures, Blackstone’s initial public offering, and non-recurring gains, losses, or other charges, if any. They consist primarily of equity-based compensation charges, gains and losses on contingent consideration arrangements, changes in the balance of the Tax Receivable Agreement resulting from a change in tax law or similar event, transaction costs, gains or losses associated with these corporate actions, and non-recurring gains, losses or other charges that affect period-to-period comparability and are not reflective of Blackstone’s operational performance.

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DEFINITIONS AND DIVIDEND POLICY – (CONT’D)

Dividend Policy. Blackstone’s intention is to pay to holders of common stock a quarterly dividend representing approximately 85% of Blackstone Inc.’s share of Distributable Earnings, subject to adjustment by amounts determined by Blackstone’s board of directors to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future cash requirements such as tax-related payments, clawback obligations and dividends to shareholders for any ensuing quarter. The dividend amount could also be adjusted upward in any one quarter. All of the foregoing is subject to the qualification that the declaration and payment of any dividends are at the sole discretion of Blackstone’s board of directors and our board of directors may change our dividend policy at any time, including, without limitation, to reduce such quarterly dividends or even to eliminate such dividends entirely.

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FORWARD-LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to, among other things, our operations, taxes, earnings and financial performance, share repurchases and dividends. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads,” “forecast” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as such factors may be updated from time to time in our periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This presentation does not constitute an offer of any Blackstone Fund.

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